EXHIBIT 99
Coca-Cola Enterprises Inc.	News Release
CONTACT:	Scott Anthony -- Investor Relations (770) 989-3105
Laura Asman -- Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
GOLDMAN SACHS CONSUMER PRODUCTS CONFERENCE PRESENTATION

ATLANTA, May 3, 2002 -- Coca-Cola Enterprises will webcast a presentation to analysts and investors on Wednesday, May 8, 2002 at 8:55 a.m. ET. Chairman and Chief Executive Officer Lowry F. Kline, and President and Chief Operating Officer John R. Alm will make the presentation at Goldman Sachs Consumer Products Conference.

The public can access the live webcast through the Company's website at www.cokecce.com. A replay of the presentation will be available online through the Investor Relations section of the Company's website.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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